UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2014

Egalet Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36295	46-357334
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 East Swedesford Road, Suite 1050,

Wayne, Pennsylvania 19087

(610) 833-4200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item                      5.02                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On March 10, 2014, the Board of Directors (the “Board”) of Egalet Corporation (the “Company”) expanded the Board to seven members and appointed Timothy P. Walbert as a Class C director of the Company. The Board has not yet made a determination regarding the committees on which Mr. Walbert will serve.

Mr. Walbert has been the chairman of the board of directors and president and chief executive officer of Horizon Pharma, Inc. since its inception in March 2010. Mr. Walbert has also served as the president and chief executive officer of Horizon Pharma USA since June 2008 and on its board of directors since July 2008. From May 2007 to June 2009, Mr. Walbert served as president, chief executive officer and director of IDM Pharma, Inc., a biopharmaceutical company which was acquired by Takeda America Holdings, Inc. in June 2009. From January 2006 to May 2007, Mr. Walbert served as executive vice president, commercial operations of NeoPharm, Inc., a biopharmaceutical company. From June 2001 to August 2005, Mr. Walbert served as divisional vice president and general manager, Immunology, where he led the global development and launch of HUMIRA, which exceeded $9.0 billion in 2012 sales, and divisional vice president, global cardiovascular strategy at Abbott, a broad-based healthcare company, now AbbVie. From April 1998 to June 2001, Mr. Walbert served as director, Celebrex North America and arthritis team leader, Asia Pacific, Latin America and Canada at G.D. Searle & Company, a pharmaceutical company. From 1991 to 1998, Mr. Walbert also held sales and marketing roles with increasing responsibility at G.D. Searle, Merck & Co., Inc. and Wyeth Pharmaceuticals, Inc.. Mr. Walbert received his B.A. in business from Muhlenberg College, in Allentown, Pennsylvania. Mr. Walbert also serves on the board of directors of XOMA Ltd. (NASDAQ: XOMA), Raptor Pharmaceutical Corp. (NASDAQ: RPTP), the Biotechnology Industry Organization, the Illinois Biotechnology Industry Organization, ChicagoNEXT, a World Business Chicago led council of technology leaders and the Greater Chicago Arthritis Foundation.

Upon his appointment to the Board Mr. Walbert became entitled to receive an annual cash retainer in the amount of $25,000 under the Company’s Non-Employee Director Compensation Policy (the “Policy”). In addition, under the Policy and pursuant to the Company’s 2013 Stock-Based Incentive Compensation Plan, Mr. Walbert was automatically granted options to purchase shares of the Company’s common stock with a grant date fair market value of $25,000 upon his appointment.

Additional information regarding Mr. Walbert’s appointment as a director is contained in the press release attached hereto as Exhibit 99.1.

Item                      8.01                        Other Events

On March 10, 2014, the Company issued a press release announcing the sale on March 7, 2014 of 630,000 shares of common stock for cash consideration of $12.00 per share (before underwriting discount) to a syndicate of underwriters pursuant to the underwriters’ exercise of their over-allotment option. The underwriting syndicate was led by Stifel Nicolaus & Company, Incorporated and JMP Securities LLC, as joint bookrunning managers. The other underwriters in the syndicate were Canaccord Genuity Inc. and Janney Montgomery Scott LLC, who acted as co-managers. A copy of the press release is filed herewith as Exhibit 99.2.

Item                      9.01                        Financial Statements and Exhibits

(d)         Exhibits.

Exhibit Number	Description
99.1	Press Release, dated March 11, 2014
99.2	Press Release, dated March 10, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2014	Egalet Corporation

	By:	/s/ Stan Musial
Name: Stan Musial
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated March 11, 2014
99.2	Press Release, dated March 10, 2014